                                                                     Exhibit 3.2


                                   AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                        SPECIALTY TELECONSTRUCTORS, INC.

TO THE SECRETARY OF STATE OF THE STATE OF NEVADA:

     Pursuant to the provisions of NRS 78.390, Specialty Teleconstructors, Inc., a Nevada corporation (the "Company"), adopts the following Amendment to its Articles of Incorporation by repealing Section 3.01 of Article III thereof in its entirety, and substituting therefor a new Section 3.01, as follows:

     "Section 3.01. Number and Class. The amount of the total authorized capital
                    ----------------
     stock of this corporation is TEN MILLION (10,000,000) shares, par value one cent ($.01) per share, designated as common stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors."

     This Amendment to the Articles of Incorporation was approved by the stockholders of the Company on November 1, 1996, and the number of shares of common stock of the Corporation voting for the Amendment were sufficient for approval.

                                  SPECIALTY TELECONSTRUCTORS, INC.


[SEAL]                        By:  /s/ Michael R. Budagher
                                 ----------------------------------------
                                 Michael R. Budagher, Chief Executive Officer, President and Treasurer

ATTEST:


    /s/ Dennis K. Hartnett
-----------------------------------------
Dennis K. Hartnett, Secretary

STATE OF NEW MEXICO    )
                       )  SS:
COUNTY OF BERNALILLO   )

     Before me,      Teresa M. Kelsh                   , a Notary Public in and
                ---------------------------------------
for said County and State, personally appeared Michael R. Budagher, who acknowledged before me that he is the Chief Executive Officer, President and Treasurer of Specialty Teleconstructors, Inc., a Nevada corporation, and that he signed the foregoing Amendment to the Articles of Incorporation of Specialty Teleconstructors, Inc. as his free and voluntary act and deed, for the uses and purposes therein set forth, and that the facts contained therein are true.

     In witness whereof I have hereunto set my hand and seal this 19th day of December, 1996.


                                                    Teresa M. Kelsh
                                        ---------------------------------------
                                                       Notary Public

My Commission Expires:


     February 22, 1999
-----------------------------



STATE OF NEW MEXICO   )
                      )    SS:
COUNTY OF BERNALILLO  )

     Before me,        Teresa M. Kelsh                   , a Notary Public in
                -----------------------------------------
and for said County and State, personally appeared Dennis K. Hartnett, who acknowledged before me that he is the Secretary of Specialty Teleconstructors, Inc., a Nevada corporation, and that he signed the foregoing Amendment to the Articles of Incorporation of Specialty Teleconstructors, Inc. as his free and voluntary act and deed, for the uses and purposes therein set forth, and that the facts contained therein are true.

     In witness whereof I have hereunto set my hand and seal this 19th day of December, 1996.


                                                      Teresa M. Kelsh
                                            ----------------------------------
                                                           Notary Public
My Commission Expires:


       February 22, 1999
-------------------------------